SECOND AMENDMENT TO RIGHTS AGREEMENT
                      ------------------------------------

                  This SECOND AMENDMENT, dated as of June 27, 2000 (the "Amendment"), to the Rights Agreement dated as of October 15, 1999 (the "Rights Agreement"), between Laser Power Corporation, a Delaware corporation (the "Company"), and American Securities Transfer and Trust, Inc., as Rights Agent (the "Rights Agent").

                                    RECITALS
                                    --------

                  WHEREAS, the Company and Rights Agent entered into an Amendment to Rights Agreement dated as of May 31, 2000, providing for certain changes in the Rights Agreement to facilitate the consummation of the Agreement and Plan of Merger entered into between Company, ACEC, Inc., a Delaware corporation and Union Miniere U.S.A., Inc., a Delaware corporation on June 1, 2000, which Agreement and Plan of Merger has been subsequently terminated.

                  WHEREAS, as a result of such termination, the Board of Directors of the Company has determined that the May 31, 2000 Amendment to the Rights Agreement ("First Amendment") should be terminated and be of no further force and effect; and

                  WHEREAS, the Company, II-VI Acquisition Corp., a Delaware corporation ("Purchaser") and II-VI Incorporated, a Pennsylvania corporation ("Parent") are entering into an Agreement and Plan of Merger, dated as of June 28, 2000 (as amended or supplemented from time to time, the "Merger Agreement"), contemplating an exchange offer and merger pursuant to which Purchaser shall make an offer to purchase all of the outstanding common stock of the Company (the "Offer") and after the consummation of the Offer, Purchaser shall be merged with and into the Company (the "Merger").

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, in its sole and absolute discretion, supplement and amend the Rights Agreement;

                  WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing; and

                  WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Rights Agreement.


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         2. TERMINATION OF PRIOR AMENDMENT. The Company and the Rights Agent
hereby terminate the First Amendment and agree that such amendment shall be of no further force and effect. In no event shall the termination of the First Amendment be deemed as triggering or giving effect to any rights defined under the terms of the Rights Agreement.

         3. AMENDMENT OF SECTION 1.

         (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                           "Notwithstanding anything in this Agreement to the contrary, neither Parent, Purchaser nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the making or consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, (iii) the acquisition of Common Shares in accordance with the provisions of the Merger Agreement pursuant to the Offer or the Merger or (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof."

         (b) Section 1 of the Rights Agreement is supplemented by adding the following definitions in the appropriate locations therein:

                           "Agreement" shall mean this Rights Agreement between Laser Power Corporation, a Delaware corporation, and American Securities Transfer and Trust, Inc., as Rights Agent, amended as of June 27, 2000, and as may be amended thereafter from time to time.

                           "Merger" shall have the meaning set forth in the Merger Agreement.

                           "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 28, 2000, between the Company, Parent and Purchaser, as it may be amended, supplemented or replaced from time to time.

                           "Offer" shall have the meaning set forth in the Merger Agreement.


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                  (c) The definition of "Shares Acquisition Date" in Section
1(n) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                           "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution, delivery or performance of or public announcements of the approval, execution, delivery or performance of the Merger Agreement, (ii) the making or consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, (iii) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."

         4. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is amended by adding the following sentence immediately following the first sentence:

                           "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (1) the approval, execution, delivery or performance of or public announcement of the approval, execution, delivery or performance of the Merger Agreement, (2) the commencement, making or consummation of the Offer or the consummation of the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, (3) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or (4) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."

         5. AMENDMENT OF SECTION 7(a). Clauses numbered (i), (ii) and (iii) in
Section 7(a) of the Rights Agreement are hereby deleted and replaced in their entirety as follows:

                           "(i) the close of business on October 14, 2009 (the "Final Expiration Date"), (ii) immediately prior to the time at which the consummation of the Offer


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                           occurs, (iii) the time at which the Rights are
                           redeemed as provided in Section 23 hereof (the "Redemption Date") or (iv) the time at which the Rights are exchanged as provided in Section 24 hereof."

         6. AMENDMENT OF SECTION 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                           "Notwithstanding anything in this Agreement to the contrary, none of (1) the approval, execution, delivery or performance of the Merger Agreement, (2) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement, (3) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or (4) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a)(ii)."

         7. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is amended by adding the following sub-section (e) at the end thereof:

                           "(e) Notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement, (iii) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Offer or the Merger or (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall be deemed an event of the type described in clauses (a), (b) or (c) of this
                           Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with the terms of this Section 13."

         8. AMENDMENT OF SECTION 29. Section 29 of the Rights Agreement is amended by adding the following sentence at the end thereof:


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                           "Nothing in this Agreement shall be construed to give
                           any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the execution, delivery, approval or performance of the Merger Agreement or by virtue of the commencement or consummation of any of the transactions to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement.

         9. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         10. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes, shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same document. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

                      [signatures follow on the next page]





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                            COMPANY:

                                            Laser Power Corporation,
                                            a Delaware corporation



                                            By: /s/ Dick Sharman
                                               ---------------------------------
                                               Dick Sharman, CEO

                                            By: /s/ Bernard Brady
                                               ---------------------------------
                                               Bernard Brady, Secretary


                                            RIGHTS AGENT:

                                            American Securities Transfer and
                                            Trust, Inc.



                                            By: /s/ Laura Cisneros
                                                --------------------------------
                                            Name: Laura Cisneros
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------


      By: /s/ Kellie Gwinn
                                                --------------------------------
                                            Name: Kellie Gwinn
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------